PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

SCAN TO
VIEW MATERIALS & VOTE

YOUR VOTE IS IMPORTANT!

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website **www.proxyvote.com or scan the QR Barcode above**
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

If you vote by Telephone or Internet, you do not need to mail your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D91268-S53165

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees of the Trust has unanimously approved Proposals. **Based on recommendations of Evermore, the investment adviser for the Acquired Fund, the Board of Trustees of the Trust recommends that you vote in favor of the Reorganization.**

		For	Against	Abstain
1.	To approve an Agreement and Plan of Reorganization providing for the sale of all of the assets of the Acquired Fund to, and the assumption of all of the liabilities of the Acquired Fund by, a newly-created series (the "Acquiring Fund") of The RBB Fund Trust, in exchange for the Acquiring Fund's shares, which would be distributed pro rata by the Acquired Fund to the holders of its shares in complete liquidation of the Acquired Fund (the "Reorganization");	☐	☐	☐
2.	If necessary, to approve a proposal to adjourn or postpone the Special Meeting to permit further solicitation of proxies in the event that a quorum does not exist or a quorum exists but there are not sufficient votes at the time of the Special Meeting to approve the Reorganization; and	☐	☐	☐
3.	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.			

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR(S) WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN. PLEASE GIVE YOUR FULL TITLE AS SUCH.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting:
The Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus for this meeting are available at www.Proxyvote.com

D91269-S53165

EVERMORE GLOBAL VALUE FUND-
A Series of Evermore Funds Trust
SPECIAL MEETING OF SHAREHOLDERS
DECEMBER 13, 2022

The undersigned hereby appoints as proxies Eric LeGoff and Bartholomew Tesoriero, and each of them (with power of substitution), to vote all the undersigned's shares of the Evermore Global Value Fund (the "Acquired Fund"), a series of Evermore Funds Trust (the "Trust"), a Massachusetts business trust, at a Special Meeting of Shareholders (the "Special Meeting") of the Acquired Fund on December 13, 2022, at the offices of Evermore Global Advisors, LLC (the "Adviser" or "Evermore") at 89 Summit Avenue, 3rd Floor, Summit, New Jersey 07901 at 11:00 a.m. Eastern time and any adjournments thereof ("Meeting"), with all the power the undersigned would have if personally present.

ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, THE PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSALS.

PLEASE REFER TO THE PROXY STATEMENT FOR ADDITIONAL INFORMATION REGARDING THE PROPOSALS.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.